Exhibit 99.1

ABCO ENERGY ANNOUNCES DELISTING TO “PINK SHEETS”

ABCO Energy, Inc. (ABCE) May 8, 2017, Tucson, Arizona, announced today that OTC Markets Group has advised ABCE that its common stock has been de-listed from the OTCQB because its required closing bid price did not remain at or above $0.01 for 30 consecutive days during the last six months.

ABCE will now be trading temporarily on the “Pink Sheets” as a fully reporting Company, effective Monday, May 8, 2017.  When the Company’s stock trades above $0.01 for 30 consecutive days on the Pink Sheets, OTCQB has agreed to expedite a new Company application to again qualify for the OTCQB market place.  ABCE deeply regrets this event and will do everything in its power to make the relisting to OTCQB happen as soon as possible.

Safe Harbor Statement
Note: Certain statements in this news release may contain “forward-looking” information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-5 under the Securities Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than the statements of fact, included in this press release may include forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will be accurate and actual results and future events could differ materially from those anticipated in such statements. ABCO undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances or to reflect unanticipated events or developments.

CORPORATE CONTACT INFORMATION:
Charles O’Dowd, President
Email:info@abcoenergy.com
2100 North Wilmot, Suite 211
Tucson, Arizona 85712
Phone: 520-777-0511
Fax: 520-620-5574
Website www.abcosolar.com